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                                 Exhibit 10.12



                            [DMR TRECOM LETTERHEAD]



June 19, 1997


Mr. Rick Davey
netValue, Inc.
1 Stamford Landing
Stamford, CT 06902

Dear Mr. Davey:

         We are extremely pleased that DMR TRECOM, Inc. ("DMR TRECOM") has previously been selected by netValue, Inc. ("netValue") to provide system integration and development necessary for the following projects: In-Home (Schedule A), Coupons On-Line (Schedule B), Value Valet Scope Changes (Schedule C), COL Plug-Ins (Schedule D) and Maintenance (Schedule E), each as more fully described on the indicated Schedules attached hereto (each a "Project," collectively, the "Projects"). This letter will serve to (i) confirm our understanding regarding the mutual intent of the parties to enter into good faith negotiations relating to the Projects and (ii) memorialize certain terms and conditions of the prior agreements of the parties regarding the services provided by DMR TRECOM on behalf of netValue prior to the date hereof and during the period of such negotiations.

         The parties currently intend to enter into good faith negotiations to agree upon and memorialize the terms and conditions of a System Integration and Development Master Services Agreement for which will govern the Projects (the "Master Agreement"). A final Statement of Work will set forth the scope of each Project, and will be made a part of the Master Agreement.

         netValue and DMR TRECOM have agreed that it is in their mutual best interests for the parties to memorialize certain terms and conditions relating to services on each Project performed by DMR TRECOM prior to the parties' finalizing and entering into the Master Agreement (with respect to each Project, the "Initial Services"). DMR TRECOM has commenced the Initial Services for each Project on the date indicated on the Schedule attached hereto relating to such Project. netValue shall pay DMR TRECOM for the Initial Services performed by DMR TRECOM for each Project according to the payment terms set forth on the attached Schedule relating to such Project. In addition, netValue shall pay all reasonable out-of-pocket travel, living and other ancillary


                                       1

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Mr. Rick Davey
June 19, 1997
Page 2

expenses incurred by DMR TRECOM in performing the Initial Services for each Project.

         In the event that netValue and DMR TRECOM are unable to enter into a mutually acceptable Master Agreement for any reason whatsoever on or before July 9, 1997, DMR TRECOM may, or netValue may require DMR TRECOM to, cease performance of the Initial Services at any time thereafter. In such event, netValue shall pay to DMR TRECOM fees for any services rendered prior to the cessation of the Initial Services, together with expenses ancillary thereto. Upon DMR TRECOM's and netValue's execution and delivery of the Master Agreement, this Letter Agreement shall be automatically deemed to be terminated and superseded by the Master Agreement and the Master Agreement shall be deemed to govern and apply to the Initial Services for each Project, all without the necessity of any further action by either party. Nothing contained in this Letter Agreement or otherwise shall obligate DMR TRECOM or netValue to enter into the Master Agreement.

         netValue and DMR TRECOM shall each (a) hold the Confidential Information (as defined below) of the other in trust and confidence and neither disclose nor release the Confidential Information of the other to any person or entity, and (b) not use the Confidential Information of the other for any purpose whatsoever except for the purposes of the services to be provided hereunder. The standard of care imposed on each party pursuant to this paragraph shall be the same degree of care as it uses to avoid the unauthorized use, disclosure, or dissemination of its own Confidential Information of a similar nature, but not less than a reasonable degree of care. Each party shall disclose the Confidential Information of the other only to those of its employees having a need to know such Confidential Information and shall take all reasonable precautions to ensure that its employees comply with the provisions of this paragraph. The term "Confidential Information" shall mean any and all information (in every form and media) not generally known in the relevant trade or industry and which has been or is hereafter disclosed by either party to the other in connection with the efforts contemplated hereunder including, without limitation, (a) all trade secrets,
(b) information relating to existing or contemplated products, services, designs, technology, processes, technical data, engineering, methodologies and concepts, and (c) information relating to business plans, sales or marketing methods and customer lists or requirements. The obligations of either party under this paragraph will not apply to information that the receiving party can establish (i) was in its possession at the time of disclosure and without restriction as to confidentiality, (ii) at the time of disclosure is generally available to the public or after disclosure becomes generally available to the public through no breach of agreement or other wrongful act by the receiving party, (iii) has been received from a third party without restriction on disclosure and without breach of agreement or other wrongful act by the receiving party, (iv) is independently developed by the receiving party without regard to the Confidential Information of the other party, or (v) is legally required to be disclosed (but only to the extent of such legal requirement).



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Mr. Rick Davey
June 19, 1997
Page 3

         The ownership of all Work Product for any Project (as defined below), including all related intellectual property rights thereof, shall upon payment in full for all Initial Services by netValue for that Project, be assigned by DMR TRECOM to netValue. The term "Work Project" shall mean for any Project, any inventions, programming, documentation, reports, designs or specifications created or produced by DMR TRECOM consultants performing services for netValue during the performance of such Initial Services on such Project.

         IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON OR ENTITY FOR ANY SPECIAL, EXEMPLARY, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE WHATSOEVER, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED TO SUCH PARTY IN ADVANCE OR COULD HAVE BEEN REASONABLY FORESEEN BY SUCH PARTY AND WHETHER IN AN ACTION BASED ON CONTRACT, WARRANTY, STRICT LIABILITY, TORT OR OTHERWISE.

         NETVALUE AGREES THAT DMR TRECOM'S LIABILITY FOR DAMAGES ARISING OUT OF THIS LETTER AGREEMENT, ANY OF THE INITIAL SERVICES PERFORMED HEREUNDER OR OTHERWISE RELATED TO THE PROJECTS OR THE NEGOTIATIONS RELATING THERETO, WHETHER IN AN ACTION BASED ON CONTRACT, WARRANTY, STRICT LIABILITY, TORT OR OTHERWISE, SHALL NOT EXCEED THE TOTAL AMOUNT PAID BY NETVALUE TO DMR TRECOM UNDER THIS LETTER AGREEMENT FOR SERVICES PERFORMED.

         DMR TRECOM and netValue hereby agree that this Letter Agreement shall be effective for each Project as of the starting date indicated on the attached Schedule relating to such Project.

         Kindly arrange for an authorized officer of netValue to sign a copy of this letter in the space provided below and return a copy to the undersigned to indicate your agreement to the terms and conditions set forth above in this Letter Agreement.



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Mr. Rick Davey
June 19, 1997
Page 4

         We look forward to continuing working with you and your team on these projects.

                                           Very truly yours,

                                           DMR TRECOM, Inc.


                                           By: /s/ Peter Strauss
                                               ------------------------------
                                               Name:  Peter Strauss
                                               Title:  Practice Director

ACKNOWLEDGED AND AGREED:

netValue, Inc.


By: /s/ Richard F. Davey
-------------------------------------------------------
   Name:  Richard F. Davey
   Title:  Vice President - Chief Technology Officer